Exhibit 23.1

            CONSENT OF E. RANDALL GRUBER CPA, PC, INDEPENDENT AUDITOR

         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Safe Travel Care, Inc. (the "Company") pertaining to the Company's (a) Stock for Services Compensation Plan 2006, with respect to the financial statements of Safe Travel Care, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2005, filed with the Securities and Exchange Commission on April 17, 2006.

                          /s/ E. RANDALL GRUBER CPA, PC